UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2023

Inspired Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 West 57th Street, Suite 415 New York, New York	10107
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 565-3861

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	INSE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (“Board”) of Inspired Entertainment, Inc. (the “Company”) has determined, as part of its ongoing work with senior management, to streamline strategic oversight and reconfigure the Office of the Executive Chair in parallel to the Board’s efforts to continuously improve the alignment of executive and employee compensation and incentives with shareholder interests. In doing so, the Board took the actions set out below which includes responsibility for Company strategy being absorbed by Messrs. Weil and Pierce.

Promotion of Brooks Pierce to President and Chief Executive Officer

On January 13, 2023, the Company promoted Brooks H. Pierce, from his current role as President and Chief Operating Officer to serve as President and Chief Executive Officer, effective immediately. Mr. Pierce will, in addition to his current responsibilities, have oversight for the corporate strategy of the Company and will report directly to the Board and its Executive Chair, A. Lorne Weil. There is no current intention to hire a replacement as Chief Operating Officer.

In connection with Mr. Pierce’s promotion, Mr. Pierce and the Company entered into a Second Addendum to Executive Employment Agreement (the “Pierce Addendum”), which amends the Employment Agreement entered into between Mr. Pierce and the Company dated February 17, 2020, as amended on July 22, 2021 (collectively, the “Pierce Employment Agreement”).

The Pierce Addendum extends the term of Mr. Pierce’s employment with the Company under the Pierce Employment Agreement through December 31, 2026. In connection with Mr. Pierce’s promotion, the Company made the following changes to Mr. Pierce’s compensation:

●	Mr. Pierce’s base salary is increased to $585,000 per year effective as of January 1, 2023;

●	Mr. Pierce’s bonus eligibility is increased to 110% of his annual salary; and

●	Subject to approval by the stockholders of the Company of its omnibus equity plan at the upcoming 2023 Annual Meeting of Stockholders, the grant of 125,000 restricted stock units (“RSUs”), half of which may be earned in 2025 and the remaining half of which may be earned in 2026 based on the Company achieving targets based on adjusted EBITDA for such years. Any earned RSUs will vest on the last day of the performance period, if Mr. Pierce is then employed by the Company.

The description of the Pierce Addendum set forth above is qualified in its entirety by reference to the full text of the Pierce Addendum, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Extended Term for the Executive Chairman

On January 12, 2023, the Company concurrently entered into a Second Addendum to Executive Employment Agreement (the “Weil Addendum”) with A. Lorne Weil, the Company’s Executive Chair. The Weil Addendum extended the term of Mr. Weil’s employment with the Company dated October 9, 2020, as clarified on April 12, 2021, and amended effective June 21, 2021 (the “Weil Employment Agreement”) to December 31, 2027 extended beyond previous option year.

The Weil Addendum also makes the following changes to the Weil Employment Agreement:

●	Mr. Weil’s base salary is increased to $800,000 per year effective as of January 1, 2023;

●	The annual limit on shares or RSUs that the Company may grant to Mr. Weil under its equity compensation plan is increased to 80,000;

●	RSUs previously granted to Mr. Weil that are tied to achieving designated stock price levels will continue to be eligible to vest during the extended term;

●	The grant, subject to approval by the stockholders of the Company of its omnibus equity plan at the upcoming 2023 Annual Meeting of Stockholders, of an aggregate of 250,000 performance based restricted stock units (the “Weil RSUs”). 125,000 of the Weil RSUs will be Adjusted EBIDTA RSUs, 41,666 of which may be earned for 2025, 41,666 of which may be earned for 2026 and 41,667 of which may be earned for 2027. The remaining 125,000 of the Weil RSUs will be Stock Price Based RSUs with the following vesting requirements:

i.	31,250 will vest if the average closing price of the Company’s common stock for any consecutive 45 calendar day period following the date of the Weil Second Addendum shall be not less than $15.00;

ii.	31,250 will vest if the average closing price of the Company’s common stock for any consecutive 45 calendar day period following the date of the Weil Second Addendum shall be not less than $17.50;

iii.	31,250 will vest if the average closing price of the Company’s common stock for any consecutive 45 calendar day period following the date of the Weil Second Addendum shall be not less than $20.00; and

iv.	31,250 will vest if the average closing price of the Company’s common stock for any consecutive 45 calendar day period following the date of the Weil Second Addendum shall be not less than $22.50.

●	Extending the existing provisions under the Weil Employment Agreement relating to the treatment of equity awards due to death and change in control to the conditional grant of performance based RSUs escribed above (relating to Conditions Relating to Death and Change in Control with Respect to the Special Long-Term Grant).

The description of the Weil Second Addendum set forth above is qualified in its entirety by reference to the full text of the Weil Second Addendum, a copy of which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events

On January 10, 2023, owing to the reconfiguration of the Office of the Executive Chair, Daniel B. Silvers stepped down from his position as the Company’s Executive Vice President and Chief Strategy Officer, effective immediately. The Company thanked Mr. Silvers for his service since the formation of the Company and wished him well and Mr. Silvers thanked the Company for the opportunity to be part of the Office of the Executive Chair.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description

10.1	Second Addendum, effective January 1, 2023, to the Employment Agreement dated February 17, 2020, as amended, by and between the Company and Brooks H. Pierce.
10.2	Second Addendum, effective January 1, 2023, to the Employment Agreement dated October 9, 2020, as amended, by and between the Company and A. Lorne Weil.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 17, 2023	Inspired Entertainment, Inc.

	By:	/s/ Carys Damon
	Name:	Carys Damon
	Title:	General Counsel